UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 2, 2006

METROLOGIC INSTRUMENTS, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	0-24172	22-1866172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
90 Coles Road, Blackwood, New Jersey		08012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 228-8100

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.       Completion of Acquisition or Disposition of Assets.

On October 6, 2006, Metrologic Instruments, Inc. (the “Company”) filed a Current Report on Form 8-K to report the sale of Adaptive Optics Associates, Inc. (“AOA”), an indirect wholly owned subsidiary of the Company, on October 2, 2006. The Company is filing this amendment to include required pro forma financial information.

On October 2, 2006, the Company and its subsidiary, MTLG Investments, Inc. completed the sale of AOA to Essex Corporation (“Essex”) pursuant to the previously announced Stock Purchase Agreement between the parties dated September 19, 2006 (the “Purchase Agreement”).

At closing, Essex acquired all of the outstanding common stock of AOA. The consideration for the acquisition consisted of $40,250,000 in cash with $4,000,000 of such consideration being placed into escrow.

The purchase price is subject to post-closing upward or downward adjustment in the event AOA’s adjusted net working capital (as defined in the Purchase Agreement) as of September 30, 2006 exceeds or is less than $5.65 million, respectively. In addition, if Essex chooses to make an election under Section 338(h)(10) of the Internal Revenue Code to treat the sale of AOA’s stock, for tax purposes, as if the transaction were structured as a sale of all of AOA’s assets, Essex has agreed to increase the purchase price to the extent necessary to cover any increased tax liability to MTLG Investments, Inc. as a result of such tax election.

The foregoing description of the sale and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Important Additional Information Regarding the Merger will be filed with the SEC

In connection with the proposed merger, the Company has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the preliminary proxy statement and the definitive proxy statement (when available) and other documents filed by the Company at the SEC website http://www.sec.gov. The proxy statement and other documents also may be obtained for free from the Company by directing such request to the Company, Investor Relations Department at Investor.Relations@metrologic.com.

The Company and certain executive officers and other members of its management may be deemed participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation, which may be different than those of the Company’s shareholders generally, is set forth in the preliminary proxy statement and will be set forth in the definitive proxy statement relating to the merger when it becomes available.

Item 9.01.       Financial Statements and Exhibits.

(b)          Pro Forma Financial Information.

Metrologic Instruments, Inc.
Unaudited Pro Forma Consolidated Financial Information

The unaudited pro forma consolidated financial information shown below is based on the unaudited historical financial statements of Metrologic Instruments, Inc. (the “Company”) as of September 30, 2006. The unaudited pro forma consolidated financial information presented reflects the estimated pro forma effect of the sale of the Company’s indirect wholly owned subsidiary, Adaptive Optics Associates, Inc. (“AOA”). On October 2, 2006, the Company completed the sale of AOA to Essex Corporation (“Essex”) for approximately $40 million, subject to certain working capital adjustments to be determined upon finalization of the closing balance sheet. The agreement pursuant to which AOA was sold to Essex provided for $4 million of the purchase price to be placed in escrow to secure the Company’s indemnity obligations under certain representation and warranty provisions.

The unaudited pro forma consolidated financial information consists of an unaudited pro forma consolidated balance sheet as of September 30, 2006, giving effect to the sale as if it occurred on September 30, 2006.

The unaudited pro forma consolidated financial information includes specific assumptions and adjustments related to the AOA sale. These pro forma adjustments have been made to illustrate the anticipated financial effect of the AOA sale. The adjustments are based upon available information and assumptions that the Company believes are reasonable as of the date of this filing; however, actual adjustments could differ from the information presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial information.

The pro forma financial information, including notes thereto, should be read in conjunction with the unaudited financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. In addition, the pro-forma financial information, including notes thereto, should be read in conjunction with the updated historical financial statements filed as an exhibit to a Current Report on Form 8-K filed by the Company on November 21, 2006, which reflect the sale of AOA as a discontinued operation for all periods presented.

The unaudited pro forma consolidated financial information presented herein is for informational purposes only. It is not intended to represent or be indicative of the consolidated financial position that would have been reported had the AOA sale been completed as of the date presented. The information is not representative of future financial position.

Metrologic Instruments, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
(In thousands)
As of September 30, 2006

	As Reported	Business Disposition	Pro Forma Adjustments		Pro Forma Adjusted
		(a)
Assets
Current assets:
Cash and cash equivalents	$44,809	$—	$36,886	(b)	$81,695
Restricted cash	—	—	4,000	(b)	4,000
Marketable securities	27,732	—	—		27,732
Accounts receivable, net of allowance of $718	46,093	—	—		46,093
Inventory	36,188	—	—		36,188
Deferred income taxes	687	—	—		687
Other current assets	3,540	—	(444	)(c)	3,096
Assets of discontinued operation	24,398	(24,398)	—		—
Total current assets	183,447	(24,398)	40,442		199,491
Property, plant and equipment, net	18,325	—	—		18,325
Goodwill	15,754	—	—		15,754
Computer software,net	7,159	—	—		7,159
Other intangibles, net	9,190	—	—		9,190
Deferred income taxes	1,354	—	—		1,354
Other assets	288	—	—		288
Total assets	$235,517	$(24,398)	$40,442		$251,561
Liabilities and shareholders’ equity
Current liabilities:
Lines of credit	$15,966	$—	$—		$15,966
Current portion of notes payable	8	—	—		8
Accounts payable	13,873	—	—		13,873
Accrued expenses	17,636	—	9,263	(c)(d)	26,899
Deferred contract revenue	211	—	—		211
Liabilities of discontinued operation	4,250	(4,250)	—		—
Total current liabilities	51,944	(4,250)	9,263		56,957
Notes payable, net of current portion	3	—	—		3
Deferred income taxes	2,049	—	—		2,049
Shareholders’ equity:
Preferred stock	—	—	—		—
Common stock	228	—	—		228
Additional paid-in capital	100,648	—	—		100,648
Retained earnings	81,328	—	11,031	(e)	92,359
Accumulated other comprehensive loss	(683)	—	—		(683)
Total shareholders’ equity	181,521	—	11,031		192,552
Total liabilities and shareholders’ equity	$235,517	$(4,250)	$20,294		$251,561

Metrologic Instruments, Inc.
Notes to Unaudited Pro Forma Consolidated Balance Sheet

(a)              Reflects the elimination of the assets and liabilities of the disposed AOA business as of September 30, 2006. These assets and liabilities were reflected as assets and liabilities of the discontinued operation in the Company's September 30, 2006 balance sheet as reported on Form 10-Q.

(b)             Reflects cash proceeds totaling $40,886,000 consisting of $40,250,000 in original purchase price and an estimated working capital adjustment of $636,000 to be received subsequent to the closing less $4,000,000 of cash held in escrow, which is reflected as restricted cash.

(c)              Reflects the expensing of prepaid transaction expenses of $444,000 and the accrual of transaction and disposition expenses of $1,663,000 incurred after September 30, 2006.

(d)             Reflects the estimated income taxes payable of $7,600,000 on the estimated gain on the disposition of AOA.

(e)              Reflects the estimated gain on the disposition of the AOA business net of related income taxes.

(d)          Exhibits.

Number	Description of Document
2.1

Stock Purchase Agreement by and among MTLG Investments, Inc., Metrologic Instruments, Inc., Adaptive Optics Associates, Inc. and Essex Corporation dated September 19, 2006 (incorporated herein by reference to the Registrant’s Form 8-K filed on September 21, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

METROLOGIC INSTRUMENTS, INC. (Registrant)
November 21, 2006	By:	/s/ MICHAEL COLUZZI
	Name:	Michael Coluzzi
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description of Document
2.1

Stock Purchase Agreement by and among MTLG Investments, Inc., Metrologic Instruments, Inc., Adaptive Optics Associates, Inc. and Essex Corporation dated September 19, 2006 (incorporated herein by reference to the Registrant’s Form 8-K filed on September 21, 2006).